UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  June 28, 2024

APARTMENT INCOME REIT CORP.
(Apartment Income REIT LLC, as successor by conversion to Apartment Income REIT Corp.)
APARTMENT INCOME REIT, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Apartment Income REIT Corp.)	001-39686	84-1299717
Delaware (Apartment Income REIT, L.P.)	000-24497	84-1275621
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

345 Park Avenue, New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000
Registrant’s telephone number, including area code

4582 South Ulster Street, Suite 1700, Denver, Colorado 80237
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol	Name of each exchange on which registered:
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the completion on June 28, 2024 (the “Closing Date”) of the previously announced transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 7, 2024 (the “Merger Agreement”), by and among Apartment Income REIT Corp., a Maryland corporation (the “Company”), Apex Purchaser LLC, a Delaware limited liability company (“Buyer 1”), Aries Purchaser LLC, a Delaware limited liability company (“Buyer 2”), Astro Purchaser LLC, a Delaware limited liability company (“Buyer 3” and, together with Buyer 1 and Buyer 2, collectively, the “Parent Entities”), and Astro Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of the Parent Entities (“Merger Sub” and, together with the Parent Entities, the “Parent Parties”). The Parent Parties are affiliates of Blackstone Real Estate Partners X L.P., which is an affiliate of Blackstone Inc. (“Blackstone”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”) at the closing (the “Closing”) of the Merger, with the Company surviving, and the separate existence of Merger Sub ceasing. As a result of the Merger and the other transactions described herein, the Company became a subsidiary of the Parent Entities.
Item 1.01	Entry Into a Material Definitive Agreement.
In connection with the completion of the Merger, the Company’s operating partnership, Apartment Income REIT, L.P., a Delaware limited partnership (the “Partnership”) caused certain subsidiaries of the Partnership (collectively, the “Mortgage Borrowers”) to obtain a $2,650,000,000 mortgage loan (the “Mortgage Loan”) from Wells Fargo Bank, National Association, Bank of Montreal, Morgan Stanley Mortgage Capital Holdings LLC, Société Générale Financial Corporation, JPMorgan Chase Bank, National Association, Barclays Bank plc, Goldman Sachs Bank USA, Bank of America, N.A., and Deutsche Bank AG, New York Branch (together with their successors and assigns, the “Lenders”). The Mortgage Loan is secured by first-priority, cross-collateralized mortgage liens on certain of the Company’s properties located in California, Colorado, Georgia, Maryland, Massachusetts, Minnesota, North Carolina, Pennsylvania and the District of Columbia, related personal property, reserves, a pledge of all income received by the Mortgage Borrowers with respect to such properties, a pledge of one hundred percent (100%) of the limited liability company interests in certain Mortgage Borrowers, and a security interest in deposit accounts held by certain Mortgage Borrowers.
The proceeds from the Mortgage Loan were or will be used, among other things, to (i) fund the consideration for the Merger, (ii) pay for certain costs and expenses relating to (a) the transactions in connection with the Merger and incurred in connection with the closing of the Mortgage Loan, and (b) the operation of the properties (including, without limitation, carrying costs with respect to the properties and funding working capital requirements of the properties), and (iii) establish reserves, including certain reserves required to be established under the terms of the Mortgage Loan.
The initial interest rate on the Mortgage Loan is equal to one month term SOFR, plus a margin rate of 2.00% (the “Spread”).
The Mortgage Loan is scheduled to mature on June 26, 2026, with an option for the Mortgage Borrowers to extend the initial term for two one-year extension terms, subject to certain conditions.
The Mortgage Loan contains various representations and warranties, as well as certain financial, operating and other covenants that will, among other things, limit the Mortgage Borrowers’ ability to:
•	incur additional secured or unsecured indebtedness;
•
make cash distributions at any time that the debt yield, representing the quotient (expressed as a percentage) calculated by dividing the annualized net operating income of the properties subject to the Mortgage Loan by the outstanding principal amount of the indebtedness under such Mortgage Loan, is less than 6.25% for the Mortgage Loan for two consecutive calendar quarters; provided, however, regardless of the debt yield;

•	make investments or acquisitions;

•	use assets as security in other transactions; and
•	guarantee other indebtedness.
Defaults under the Mortgage Loan include, among other things, the failure to pay interest or principal when due, material misrepresentations, transfers of the underlying security for the Mortgage Loan without consent from the applicable Lender (if required pursuant to the terms of the loan documents), bankruptcy of a Mortgage Borrower, failure to maintain the insurance required under the Mortgage Loan documents and a failure to observe other covenants under the Mortgage Loan, in each case subject to any applicable cure rights.
In addition, the Mortgage Borrowers will have recourse liability under the Mortgage Loan for certain matters typical of a transaction of this type, including, without limitation, relating to losses arising out of actions by the Mortgage Borrowers, any member or general partner of the Mortgage Borrowers or their respective controlled affiliates which constitute fraud, material and willful misrepresentation, misappropriation or conversion of funds (including insurance proceeds), removal or disposal of any property during the continuance of an event of default under the Mortgage Loan, a violation of the transfer restrictions set forth in the loan agreements, and willful misconduct that results in physical damage or waste to any property. The Mortgage Borrowers will also have recourse liability for the Mortgage Loan (which liability in the case of the Partnership will be capped at 10% of the then-outstanding principal balance of the loan) in the event of a voluntary or collusive involuntary bankruptcy of any Mortgage Borrower, in the event Mortgage Borrower, any member or general partner of Mortgage Borrower or their respective affiliates consent to or join in the application for the appointment of a custodian, receiver, trustee or examiner of any Mortgage Borrower, or of any property or any Mortgage Borrower making an assignment for the benefit of creditors.
The description of the Mortgage Loan contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the loan agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
Item 1.02	Termination of a Material Definitive Agreement.
The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Credit Agreement
On June 28, 2024, in connection with the Merger, the Company caused the termination of all indebtedness, commitments, liabilities and other obligations under the Credit Agreement, dated as of April 14, 2021, by and among the Partnership, as borrower, the Company, the other subsidiaries of the Company party thereto, the lending institutions parties thereto, and PNC Bank, N.A., as administrative agent, swingline loan lender and an issuing lender, as amended by that certain First Amendment to the Credit Agreement, dated as of May 2, 2022, by and among the Partnership, the Company, the other subsidiaries of the Company party thereto, the lenders party thereto and PNC Bank, N.A., as administrative agent.
Note and Guarantee Agreement
On June 14, 2024, in connection with the Merger and in accordance with Note and Guarantee Agreement, dated as of June 29, 2022, by and among the Partnership, as issuer, and the Company, as guarantor, the Partnership delivered notices of full redemption to holders of the Partnership’s 4.58% Series A Guaranteed Senior Notes due June 28, 2027 (the “Series A Notes”), 4.77% Series B Guaranteed Senior Notes due June 28, 2029 (the “Series B Notes”) and 4.84% Series C Guaranteed Senior Notes due June 28, 2032 (the “Series C Notes” and together with the Series A Notes and the Series B Notes, the “Notes”), providing for the prepayment and redemption in full on the Closing Date, conditioned upon the consummation of the Merger, of all $400,000,000 in aggregate principal amount of the outstanding Notes. On June 28, 2024, the Partnership caused an aggregate of $410,041,287.03 to be paid to the holders of the Notes, such amount being sufficient to prepay and redeem in full all $400,000,000 in aggregate principal amount of the outstanding Notes plus accrued and unpaid interest to, but not including June 28, 2024, and the make-whole amount with respect to the Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information provided in the Introductory Note and Items 1.02 and 5.01 of this Current Report on Form 8-K are incorporated herein by reference.
Pursuant to the terms and conditions of the Merger Agreement, at or immediately prior to, as applicable, the effective time of the Merger (the “Effective Time”), among other things:
•
Common Stock: Each share of Class A common stock, $0.01 par value per share, of the Company (“Company Common Stock”), other than shares of Company Common Stock held by the Company or any subsidiary of the Company or held by the Parent Entities or Merger Sub, issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive an amount in cash equal to $39.12 (the “Common Stock Merger Consideration”), without interest and less any applicable withholding taxes;

•
Stock Options: Each award of options to purchase Company Common Stock (each, a “Company Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) determined pursuant to the Apartment Income REIT Corp. 2007 Stock Award and Incentive Plan or the Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan, as applicable, and applicable award agreement and in accordance with the terms and conditions of the Merger Agreement (with any performance goals applicable to such Company Option measured at the greater of target level performance and actual performance through the Closing Date);

•
Restricted Stock Awards: Each award of restricted Company Common Stock (each, a “Company Restricted Stock Award”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (i) the aggregate number of shares of Company Common Stock subject to the Company Restricted Stock Award immediately prior to the Effective Time and (ii) the Common Stock Merger Consideration (with any performance goals applicable to such Company Restricted Stock Award measured at the greater of target level performance and actual performance through the Closing Date), and with respect to any portion of the Company Restricted Stock Award that did not vest based on performance, the shares of Company Common Stock underlying such portion of the Company Restricted Stock Award were cancelled without payment therefor and ceased to have any further force or effect); and

•
Preferred Stock: Each share of Class A preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), was redeemed by the Company at a redemption price payable in cash of $102,809.72 per share (the “Preferred Stock Redemption Payment”) and thereafter, the Company Preferred Stock ceased to be outstanding and all rights of the holders thereof terminated, except for the right to receive the Preferred Stock Redemption Payment.

Partnership Units
The issued and outstanding equity interests of the Partnership, including the Partnership Common Units, the Class One Partnership Preferred Units, the Class Two Partnership Preferred Units, the Class Three Partnership Preferred Units, the Class Four Partnership Preferred Units, the Class Six Partnership Preferred Units, the Class Seven Partnership Preferred Units, the LTIP Units and the Class I High Performance Partnership Units (each as defined in the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 7, 2021, as amended, the “Partnership LPA”), and all such units (collectively, the “Partnership Units”) were unaffected by the Merger and remain issued and outstanding and continue to have the rights and privileges set forth in the Partnership LPA.  In connection with the adoption of Amendment No. 2 to the Partnership LPA as described below in Items 5.03 and 8.01, the Class Eleven and Class Twelve Partnership Preferred Units, which were previously owned by subsidiaries of the Company, were cancelled.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 9, 2024, and is incorporated herein by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
On June 28, 2024, in connection with the completion of the Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend trading in shares of Company Common Stock and file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (“SEC”)  to effect the delisting from the NYSE and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of Company Common Stock. Trading of the Company Common Stock on NYSE was suspended prior to the opening of trading on June 28, 2024. Following the effectiveness of the Form 25, the Company intends to file a Form 15 with the SEC, requesting the termination of registration of shares of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13(a) and 15(d) of the Exchange Act with respect to shares of Company Common Stock.
The Partnership is currently required to file annual, quarterly and current reports with the SEC under Section 12(g) of the Exchange Act as a result of the number of holders of Partnership Common Units.  The Partnership will not be eligible to cease its public reporting unless it has fewer than 300 holders of its Partnership Common Units.  As of February 12, 2024, there were 1,863 holders of record of Partnership Common Units and, as a result, the Partnership expects to continue being required to file periodic reports with the SEC following the Closing.
Item 3.03	Material Modification to Rights of Security Holders.
The information provided in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
At the Effective Time, the holders of shares of Company Common Stock outstanding immediately before the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the Common Stock Merger Consideration).
As noted above, the Partnership Units were unaffected by the Merger and, except for the Class Eleven and Class Twelve Partnership Preferred Units, remain issued and outstanding and will continue to have the rights and privileges set forth in the Partnership LPA.
Item 5.01	Change in Control of Registrant.
The information provided in the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.
As a result of the completion of the Merger, a change in control of each of the Company and the Partnership occurred, and the Company, as the surviving entity of the Merger, and the Partnership each became a subsidiary of the Parent Entities, each of which is an affiliate of Blackstone.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information provided in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
In connection with the completion of the Merger, at the Effective Time, each of Thomas L. Keltner, Thomas N. Bohjalian, Kristin Finney-Cooke, Devin I. Murphy, Margarita Paláu-Hernández, John D. Rayis, Ann Sperling and Nina A. Tran resigned from the board of directors (the “Board”) of the Company and of any board or similar governing body of any subsidiary of the Company (including the general partner of the Partnership (the “General Partner”)) and any committees or subcommittees thereof. These resignations were in connection with the Merger and not as a result of any disagreements between the Company or the Partnership, on the one hand, and the resigning individuals, on the other hand, on any matters relating to the Company’s or the Partnership’s operations, policies or practices.
Also in connection with the completion of the Merger, effective as of the Effective Time on June 28, 2024, Jacob Werner, Asim Hamid, Richard Reyes and Scott McCallum, who are employed in Blackstone’s Real Estate Group, and Lisa R. Cohn, our President, General Counsel and Secretary, were appointed to the Board and join Terry Considine, our Chief Executive Officer, who remains a Board member.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Conversion of the Company
Effective as of July 1, 2024, the Company converted from a Maryland corporation to a Delaware limited liability company (the “Company Conversion”) with the name “Apartment Income REIT LLC” and continues to be managed by the Board as described in Item 5.02.
In connection with the Company Conversion, certain subsidiaries of the Company were also converted to limited liability companies, including the Partnership’s General Partner, which converted from a Delaware corporation to a Delaware limited liability company with the name “AIR-GP LLC” (the “General Partner Conversion”).  As a result of the General Partner Conversion, the General Partner is now managed by its members rather than a board.  In turn, those members are managed by their sole member, the Company, under the direction of the Board.
Concurrently with, and in connection with, the Company Conversion, the Partnership LPA was further amended by the adoption of an Amendment No. 2 (the “Second Amendment”).  The Second Amendment (i) clarifies references to the Company and its capital stock to account for the different form of entity of the Company as a result of the Company Conversion and (ii) eliminates Exhibits Q and R relating to the Class Eleven and Class Twelve Partnership Preferred Units, which were previously wholly owned by subsidiaries of the Company.  On July 1, 2024, the Partnership filed an amendment to its Certificate of Limited Partnership (the “Certificate of Amendment”) solely to reflect the new name of the General Partner.
The foregoing descriptions of the Second Amendment and Certificate of Amendment are only a summary, do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment and Certificate of Amendment which are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
Item 7.01	Regulation FD Disclosure.
On June 28, 2024, the Company and Blackstone issued a joint press release announcing the completion of the Merger. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 8.01	Other Events.
Special Dividend
On June 28, 2024, following the Effective Time, the Partnership paid a special cash distribution in an aggregate amount of $79,042,435.90 to holders of record of Partnership Common Units, Class I High Performance Partnership Units and LTIP Units as of immediately following the Effective Time (the “Special Dividend”), representing a distribution $7.70 per Partnership Common Unit and Class I High Performance Partnership Unit (the “Special Distribution”).  An aggregate of $1,227,636.10 was distributed in respect of LTIP Units.  The Company funded a portion of the Common Stock Merger Consideration using its share of the Special Distribution.
Valuation Policy
In accordance with the Amendment No. 1 to the Partnership LPA, which was adopted on June 25, 2024, following the Closing, the Partnership will pay only cash to those holders of units in the Partnership who elect to redeem their units in accordance with the terms of the Partnership LPA (and will not exercise its right to pay for such redeemed units in the Partnership in shares of the Company Common Stock).
The “Value of a REIT Share” on any date during the period commencing on the Closing Date and ending on July 8, 2024 (being the tenth (10th) day following the Closing Date) (the “Initial Ten-Day Period”), will equal the Common Stock Merger Consideration minus the aggregate amount of all distributions per Partnership Common Unit declared or paid to the holders of Partnership Common Units during the period commencing on the Closing  Date and ending on the date a notice of redemption is received, including the Special Dividend.  Immediately following the payment of the Special Dividend, the Value of a REIT Share is $31.42 (subject to reduction for any additional distributions during such ten day period, the “Initial Post-Closing Value”).
In connection with redemptions of Partnership units after July 8, 2024, the “Value of a REIT Share” will be determined by the General Partner in good faith on the basis of such information as it considers, in its reasonable judgment, appropriate.
On June 28, 2024, the General Partner adopted a valuation policy (the “Valuation Policy”) regarding the determination of the “Value of a REIT Share” following the Initial Ten-Day Period.  The Valuation Policy sets out the methodology to be utilized in calculating the net asset value of the Partnership Common Units, and provides for the determination of net asset value on a quarterly basis.  Through the quarter ending September 30, 2024, the net asset value will be deemed to equal the Initial Post-Closing Value, subject to adjustment for any additional distributions or material changes as described in the Valuation Policy.

The description of the Partnership LPA and the Valuation Policy contained in this Item 8.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Partnership LPA, including Amendment No. 1 thereto, and the Valuation Policy. The Partnership LPA, Amendment  No. 1 thereto, and the Valuation Policy are filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed May 4, 2022, as Exhibit 3.1 to the Current Report on Form 8-K filed on June 25, 2024, and as Exhibit 99.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Amendment No. 2 to the Seventh Amended and Restated Agreement of Limited Partnership of Apartment Income REIT, L.P.
3.2	Amendment to Certificate of Limited Partnership of Apartment Income REIT, L.P.
10.1
Loan Agreement, dated as of June 28, 2024, among Wells Fargo Bank, National Association, Bank of Montreal, Morgan Stanley Mortgage Capital Holdings LLC, Société Générale Financial Corporation, Bank of Montreal, JPMorgan Chase Bank, National Association, Barclays Bank plc, Goldman Sachs Bank USA, Bank of America, N.A., and Deutsche Bank AG, New York Branch, collectively, as the lenders, and the borrower entities identified on Exhibit A attached thereto, as the borrowers.

99.1	Press Release issued on June 28, 2024.
99.2	Valuation Policy of Apartment Income REIT, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
APARTMENT INCOME REIT LLC, as successor to Apartment Income REIT Corp.

Dated: July 1, 2024	By:	/s/ Paul Beldin
Name: Paul Beldin
Title: Executive Vice President and Chief Financial Officer

APARTMENT INCOME REIT, L.P. By: AIR-GP LLC, its General Partner

By:	/s/ Paul Beldin
Name: Paul Beldin
Title: Executive Vice President and Chief Financial Officer